Exhibit 99.1

Cataneo GmbH

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

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INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Cataneo GmbH

Opinion

We have audited the accompanying consolidated financial statements of Cataneo GmbH (a Corporation) and its subsidiaries, Cataneo, informacijske rešitve, d.o.o., and Contentmarket AI GmbH (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended prepared in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

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INDEPENDENT AUDITOR’S REPORT (Continued)

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of then consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ L J Soldinger Associates, LLC

L J Soldinger Associates, LLC

Deer Park, IL

September 16, 2026

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Cataneo GmbH

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$292,049	$85,337
Accounts receivable, net	966,666	1,394,079
Deferred contract fulfilment costs	614,968	507,368
Prepaid and other current assets	58,115	95,013
Total Current Assets	1,931,798	2,081,797
Property and equipment, net	28,993	33,802
Intangible assets, net	1	7
Capitalized software development costs, net	1,648,399	1,291,310
Investments	59	52
Right of use asset - operating leases	781,401	842,793
Deferred contract fulfilment costs, non-current	1,354,461	1,584,268
Other non-current assets	2,347	2,070
Deferred tax assets	301,493	260,507
Total Assets	$6,048,952	$6,096,606

Liabilities and Stockholders’ Deficit
Accounts payable and accrued expenses	$552,345	$915,959
Contract liabilities, current	1,802,125	1,504,070
Lease liability - operating lease, current	321,306	257,445
Short-term debt	221,394	749,985
Income tax payables	103,748	865
Other current liabilities	331,549	214,534
Total current liabilities	3,332,467	3,642,858
Contract liabilities, non-current	2,729,874	2,309,239
Lease liability - operating lease, non-current	460,095	585,348
Long-term debt	102,298	252,220
Total Liabilities	6,624,734	6,789,665

Commitments and Contingencies (Note 13)

Stockholders’ Deficit
Share capital	28,295	28,295
Retained Earnings	(557,873)	(760,189)
Accumulated other comprehensive income (loss)	(46,204)	38,835
Total Stockholders’ Deficit attributable to parent	(575,782)	(693,059)
Noncontrolling interests	-	-
Total Stockholders’ Deficit	(575,782)	(693,059)
Total Liabilities and Stockholders’ Deficit	$6,048,952	$6,096,606

See accompanying notes to financial statements

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Cataneo GmbH

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in U.S. Dollars)

	For the Years Ended December 31,
	2025	2024
Revenue	$9,573,948	$9,800,276
Cost of revenues	(4,876,671)	(5,112,692)
Gross profit	4,697,277	4,687,584

Operating expenses:
Selling, general and administrative expenses	2,760,916	3,080,813
Research and development expenses	1,210,296	1,261,046
Total operating expenses	3,971,212	4,341,859
Income from operations	726,065	345,725

Other (expense) income:
Interest income	(1)	(91,255)
Interest expense	22,564	58,343
Other income (expenses), net	401,368	(133,032)
Total other expense, net	423,931	(165,944)
Income before taxes	302,134	511,669

Income tax expense	(99,818)	(25,785)
Net income	202,316	485,884
Net income attributable to:
Parent	202,316	461,699
Noncontrolling interests	-	24,185
Other comprehensive income (loss):
Foreign currency translation adjustment	(85,039)	73,255
Comprehensive income	$117,277	$534,954

See accompanying notes to financial statements

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Cataneo GmbH

Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

	Share	Retained	Accumulated Other Comprehensive	Total Stockholders’
	Capital	Earnings	Income (or Loss)	Equity
Balance Jan 1, 2024	$28,295	$(1,221,888)	$(34,420)	$(1,228,013)
Net Income		461,699	-	461,699
Foreign currency translation			73,255	73,255
Balance Dec 31, 2024	28,295	(760,189)	38,835	(693,059)
Net Income		202,316		202,316
Foreign currency translation			(85,039)	(85,039)
Balance, December 31,2025	$28,295	$(557,873)	$(46,204)	$(575,782)

See accompanying notes to financial statements

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Cataneo GmbH

Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the Years Ended December 31,
	2025	2024
Cash flows from Operating Activities:
Net Income	$202,315	$485,884
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	524,102	446,230
Allowance for uncollected receivables	151,774	-
Loss on debt extinguishment	-	(399,078)
Amortization of right-to-use asset	61,392	321,729
Gain/loss sale of PPE/intangibles	408	7,421
Changes in current assets and current liabilities:
Accounts receivable	275,639	(330,625)
Deferred fulfillment costs	121,930	154,009
Deferred tax assets	(158,754)	(210,671)
Prepaid and other assets	36,898	114,518
Accounts payable and accrued expenses	(363,614)	(246,041)
Contract liabilities	718,690	741,955
Lease liability-current	63,861	(6,394)
Other current liabilities	219,898	22,593
Lease liability-non-current	(125,253)	(315,335)
Deferred tax liabilities	117,768	61,540
Net cash provided by operating activities	1,847,054	847,735

Cash flows from Investing Activities:
Purchase of property and equipment	(20,195)	(18,619)
Purchase of intangible asset	(856,588)	(593,564)
Net cash used in investing activities	(876,783)	(612,183)

Cash flows from Financing Activities:
Proceeds from loans		389,486
Repayment of loans	(678,513)	(800,113)
Net cash provided by financing activities	(678,513)	(410,627)

Net change in cash	291,758	(175,075)
Net Effect of changes in exchange rates on cash	(85,046)	60,736
Cash, beginning of the period	85,337	199,675
Cash, end of the period	292,049	85,336

Supplemental cashflow information:
Interest paid	-	-
Income taxes paid	2,840	-

See accompanying notes to financial statements

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Cataneo GmbH

Notes to the Financial Statements

Note 1 - Organization and Description of Business

Cataneo GmbH (the “Company”) is a limited liability company (Gesellschaft mit beschränkter Haftung, or “GmbH”) organized under the laws of Germany. The Company’s principal offices are located in Munich, Germany.

The Company is an enterprise software company that develops and provides integrated software solutions for the media and broadcasting industry. The Company’s software platforms are designed to support critical business operations, including advertising sales management, traffic and scheduling, media planning, rights management, customer relationship management, and business intelligence. The Company’s solutions enable media organizations to automate and optimize operational and financial workflows across multiple distribution channels, including television, digital, radio, print, and other multimedia platforms.

The Company’s software solutions are designed to integrate with customers’ existing technology environments and support complex, high-volume operations for broadcasters, publishers, media companies, and advertising organizations. In addition to software licensing, the Company provides implementation, customization, consulting, maintenance, technical support, and training services to customers operating in domestic and international markets.

Revenue is primarily derived from software license arrangements, maintenance and support agreements, implementation and consulting services, and other professional service contracts. The Company continues to invest in research and development to enhance its software platforms, expand product functionality, and address the evolving needs of the global media and broadcasting industry.

Note 2 - Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements include the assets, liabilities, results of operations, and cash flows of Cataneo GmbH. The Company’s functional currency is the Euro (€), and the accompanying financial statements have been translated into U.S. dollars for reporting purposes in accordance with U.S. GAAP.

Basis of consolidation

The accompanying consolidated financial statements include the accounts of Cataneo GmbH and its wholly owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, the collectibility of accounts receivable, the capitalization and useful lives of software development costs and intangible assets, impairment assessments, deferred tax assets, lease assumptions, and revenue recognition. Actual results could differ from those estimates.

Foreign currency translation

The Company’s functional currency is the Euro (€). Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the reporting period. Translation adjustments resulting from the process are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

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Transactions denominated in currencies other than the functional currency are remeasured into the functional currency using the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in foreign currencies are remeasured at period-end exchange rates, and resulting gains and losses are recognized in earnings.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, deposits with financial institutions, and highly liquid investments with original maturities of three months or less when purchased. Cash equivalents are carried at cost, which approximates fair value due to their short-term maturities.

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount and are presented net of an allowance for expected credit losses. The Company evaluates the collectibility of accounts receivable using historical collection experience, customer-specific risk factors, current economic conditions, and reasonable and supportable forecasts in accordance with the current expected credit loss (“CECL”) model. Amounts determined to be uncollectible are written off when all collection efforts have been exhausted. During the year ended December 31, 2025, the Company recorded $151,774 related to uncollectible accounts receivable.

Advertising costs

Advertising costs are expensed as incurred. Advertising costs were $61,748 and $63,254 for the years ended December 31, 2025 and 2024, respectively.

Deferred contract fulfillment costs

Deferred contract fulfillment costs represent incremental costs incurred to fulfill customer contracts that are expected to be recovered. These costs are capitalized when they relate directly to a contract, generate or enhance resources used to satisfy future performance obligations, and are expected to be recoverable. Deferred contract fulfillment costs are amortized on a systematic basis consistent with the transfer of the related goods or services to the customer and are periodically evaluated for impairment.

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of advance payments for goods and services to be received within one year and other miscellaneous receivables expected to be realized within the normal operating cycle.

Property, plant and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Expenditures for maintenance and repairs are charged to expense as incurred, while major improvements are capitalized.

Intangible assets

Intangible assets consist primarily of acquired software, intellectual property, and other identifiable intangible assets. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful lives. The Company reviews finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Capitalized software development costs

Software development costs incurred during the application development stage of internal-use software are capitalized in accordance with applicable U.S. GAAP. Costs incurred during the preliminary project stage and post-implementation activities are expensed as incurred.

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Capitalized software development costs are amortized on a straight-line basis over their estimated useful lives once the related software is placed into service. Management periodically evaluates these assets for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable.

Right-of-use assets

The Company determines whether an arrangement contains a lease at contract inception. Right-of-use assets represent the Company’s right to use an underlying asset over the lease term and are recognized at the commencement date based on the present value of future lease payments.

Other noncurrent assets

Other noncurrent assets consist primarily of deposits and other assets expected to be realized beyond one year.

Contract liabilities

Contract liabilities represent consideration received from customers in advance of satisfying the related performance obligations. Contract liabilities are recognized as revenue as the Company satisfies its contractual performance obligations.

Lease liabilities

Lease liabilities represent the present value of future lease payments over the lease term. Lease liabilities are measured using the discount rate implicit in the lease when readily determinable or the Company’s incremental borrowing rate.

Debt

Debt is recorded at the principal amount outstanding, net of any unamortized discounts or issuance costs. Interest expense is recognized using the effective interest method.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services transfers to the customer in an amount that reflects the consideration the Company expects to receive.

The Company generates revenue primarily from software license arrangements, software maintenance and support services, implementation services, consulting services, and other professional services. The Company evaluates customer contracts to identify performance obligations and allocates the transaction price based on the relative standalone selling prices of each distinct performance obligation. Revenue is recognized either over time or at a point in time depending on the nature of the underlying performance obligation and the pattern in which control transfers to the customer.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates expected to apply in the periods in which those temporary differences reverse.

The Company evaluates the realizability of deferred tax assets and records a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized.

Fair value measurements

The Company measures certain financial assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities, and other short-term financial instruments approximate fair value due to their short-term maturities.

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The Company did not have any financial assets or liabilities measured at fair value on a recurring basis as of December 31, 2025 or December 31, 2024.

There were no transfers between Levels 1, 2, or 3 during the years ended December 31, 2025 and 2024.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances with reputable financial institutions and monitors the creditworthiness of its customers on an ongoing basis.

Recent accounting pronouncements

Management evaluates the impact of newly issued accounting standards and adopts those standards when required. The Company does not expect the adoption of recently issued accounting standards that are not yet effective to have a material impact on its financial statements unless otherwise disclosed.

Note 3 - Prepaid Expenses and Other Current Assets

Prepaid and other current assets consisted of the following:

	December 31, 2025	December 31, 2024
Prepaid Expenses	$38,811	$39,247
Receivables from employees (due within 1 year)	10,584	10,370
Advances and deposits	889	-
Recoverable VAT and input tax receivables	7,585	25,419
Income tax receivables	-	19,977
Other	246	-
Total prepaid expenses and other current assets	$58,115	$95,013

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Note 4 - Property, Plant and Equipment, Net

Property and equipment, net consisted of the following:

	December 31, 2025	December 31, 2024
Equipment	$3,063	$3,440
Furniture	25,930	30,363
Other tangible assets	7,706	6,796
Total	36,698	40,599
Accumulated depreciation	(7,706)	(6,796)
Property and equipment, net of accumulated depreciation	$28,993	$33,802

Depreciation expense was $1,000 and $1,000 for the years ended December 31, 2025 and 2024, respectively.

Note 5 - Intangible Assets

Intangible assets, net, were $1 and $7 as of December 31, 2025 and 2024, respectively. The Company amortizes finite-lived intangible assets over their estimated useful lives and evaluates such assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Note 6 - Capitalized Software Development Costs

Capitalized software development costs consist of costs incurred during the application development stage that qualify for capitalization. Capitalized software development costs are amortized on a straight-line basis over their estimated useful lives of five years once the related software is placed into service. Amortization expense is included in cost of revenues.

Capitalized software development costs consisted of the following:

	December 31, 2025	December 31, 2024
Capitalized software development costs, gross	$2,691,369	$2,085,483
Accumulated amortization	(1,042,970)	(794,173)
Capitalized software development costs, net	$1,648,399	$1,291,310

Amortization expense related to capitalized software development costs was $499,500 and $406,965 for the years ended December 31, 2025 and 2024, respectively.

Note 7 - Deferred Contract Fulfillment Costs

Deferred contract fulfillment costs represent capitalized costs incurred to fulfill customer contracts and are classified as current or noncurrent based on the expected timing of amortization. Management applies judgment in determining whether fulfillment costs are eligible for capitalization and in estimating the period over which such costs are amortized. The Company considers the expected period of benefit associated with the related customer contracts and performance obligations, which is estimated to be approximately five years.

Deferred contract fulfillment costs consisted of the following:

	December 31, 2025	December 31, 2024
Current portion	$614,968	$507,368
Non-current portion	1,354,461	1,584,268
Total deferred contract fulfillment costs	$1,969,429	$2,091,636

Amortization expense related to deferred contract fulfillment costs was $929,066 and $282,539 for the years ended December 31, 2025 and 2024, respectively.

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Note 8 - Debt

The Company’s debt consists primarily of borrowings used to finance its operations. Debt is classified as current or noncurrent based on the contractual repayment terms.

The Company maintains a working capital credit facility with Münchner Bank eG with a borrowing limit of €500,000 (approximately $586,800 as of December 31, 2025). Borrowings under the facility bear interest at 6.75% per annum. The facility is available until further notice, subject to the terms and conditions of the credit agreement. The outstanding balance under the facility was $37,724 and $408,121 as of December 31, 2025 and 2024, respectively.

During 2024, the Company entered into a debt restructuring arrangement under which the outstanding balance approximately $399,000 was forgiven and a portion remained payable under revised repayment terms. During 2025, the Company continued making scheduled repayments in accordance with the agreement, resulting in a reduction of outstanding borrowings as of December 31, 2025. The outstanding balance under the arrangement was $186,797 and $239,280 as of December 31, 2025 and 2024, respectively.

The Company has two loans with Stadtsparkasse München with original principal amounts of €350,000 and €650,000. The €350,000 loan bears interest at 1.815% per annum, requires monthly principal and interest payments, and matures on March 31, 2026. The €650,000 loan bears interest at 2.29% per annum, requires monthly principal and interest payments, and matures on May 30, 2026. The balance of these loans was approximately $99,170 and $297,037 as of December 31, 2025 and 2024, respectively.

Note 9 - Leases

The Company leases office facilities, vehicles, and certain equipment under operating lease agreements. The Company recognizes right-of-use (“ROU”) assets and lease liabilities for its operating leases in accordance with ASC 842, Leases. Lease liabilities are measured at the present value of future lease payments over the lease term, and the related ROU assets are recognized based on the corresponding lease liabilities, adjusted for applicable prepaid lease payments and lease incentives.

Operating lease right-of-use assets and lease liabilities consisted of the following:

	December 31, 2025	December 31, 2024
Operating lease right-of-use assets	$781,401	$842,793
Operating lease liabilities - current	321,306	257,445
Operating lease liabilities - non-current	460,095	585,348
Total operating lease liabilities	$781,401	$842,793

Note 10 - Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	December 31, 2025	December 31, 2024
Accounts Payable	$346,710	$818,960
Accrued compensation and related expenses	92,835	71,630
Accrued professional fees	11,924	9,844
Other accrued liabilities	100,877	15,526
Total accounts payable and accrued expenses	$552,345	$915,959

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Note 11 - Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, as described in Note 2. The Company generates revenue primarily from recurring software-as-a-service (“SaaS”) arrangements, including usage, licensing, hosting, operation, maintenance, and support services for media companies. The Company also provides implementation services and customer-specific software development and customization services.

Recurring SaaS revenue is recognized over time as customers simultaneously receive and consume the benefits of the hosted services. Management has concluded that implementation activities do not provide a distinct benefit to customers separate from the underlying SaaS services. Accordingly, implementation fees are recorded as contract liabilities and recognized as revenue over the estimated five-year customer benefit period. Customer-specific software development and customization services are evaluated on a contract-by-contract basis to determine whether revenue is recognized over time or at a point in time, depending on the nature of the underlying performance obligation.

Disaggregation of revenue

Revenue recognized based on contract type consists of the following:

	Year ended December 31, 2025	Year ended December 31, 2024
Media and advertising services	$9,573,948	$9,719,050
Software and technology services	-	-
AI and professional services	-	81,226
Total revenue	$9,573,948	$9,800,276

Timing of Revenue Recognition

Revenue based on timing of control transferred to the customer consists of the following:

Timing of Revenue Recognition	Year ended December 31, 2025	Year ended December 31, 2024
Performance obligations transferred over time	$9,573,948	$9,800,276

Customers may be billed or make payments in advance of the Company satisfying the related performance obligations. Such advance billings and collections are recorded as contract liabilities and recognized as revenue as the related performance obligations are satisfied. Implementation fees are recognized over the estimated five-year customer benefit period.

Contract Balances

Contract liabilities primarily represent implementation fees billed or collected in advance of revenue recognition. These amounts are recognized as revenue over the estimated five-year customer benefit period as the related performance obligations are satisfied.

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Contract balances consisted of the following:

	December 31, 2025	December 31, 2024
Current contract liabilities	$1,802,125	$1,504,070
Non-current contract liabilities	2,729,874	2,309,239
Total contract liabilities	$4,531,999	$3,813,309

Amortization of contract liabilities into revenue was $2,581,317 and $2,139,716 for the years ended December 31, 2025 and 2024, respectively.

Deferred contract fulfillment costs are discussed in Note 7. The change in contract liabilities during the year ended December 31, 2025 primarily reflects new amounts billed or collected in advance of the satisfaction of the related performance obligations, partially offset by amounts recognized as revenue during the year.

Note 12 - Income Taxes

The Company accounts for income taxes in accordance with the accounting policy described in Note 2. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and tax basis of assets and liabilities.

Income tax expense consisted of the following:

	December 31, 2025	December 31, 2024
Income tax expense, current	$105,723	$8,281
Income tax expense (income), deferred	(5,905)	17,504
Total income tax expense	$99,818	$25,785

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The components of net deferred tax assets included in the accompanying balance sheets were as follows:

	December 31, 2025	December 31, 2024
Assets
Contract liabilities	1,494,653	1,257,629
Other deferred tax assets	-	118,574
Total Assets	1,494,653	1,376,203

Liabilities
Capitalized software development costs, net	543,642	425,874
Deferred contract fulfilment costs	649,518	689,822
Total Liabilities	1,193,160	1,115,696
Net Deferred tax assets	$301,493	$260,507

Note 13 - Commitments and Contingencies

The Company is party to contractual commitments entered into in the ordinary course of business. During 2025, the Company entered into an agreement with Oracle for cloud computing services with an initial contractual term of twelve months. Under the agreement, the Company committed to purchase €70,000 of Oracle PaaS and IaaS Universal Credits. Costs associated with these services are recognized as incurred in accordance with the Company’s accounting policies.

As of December 31, 2025 and 2024, management is not aware of any pending or threatened litigation, claims, or other contingencies that would require recognition or disclosure in the accompanying financial statements.

Note 14 - Related Party Transactions

During the ordinary course of business, the Company entered into transactions with related parties.

In March 2025, the Company received a request for payment from a customer for liquidated damages arising from the Company’s alleged role in a project delay. Following negotiations, in July 2026, the parties agreed to settle the claim for €150,000, to be paid through a set-off against a combination of existing invoices and future service fees. The Company accrued €150,000 for the claim as of December 31, 2025, which is reflected in contract liabilities.

In 2021, the Company and 4e Sports & Media GmbH jointly founded Contentmarket AI GmbH to support the development of software solutions. Both parties provided financing to Contentmarket AI GmbH, and the Company provided additional funding in subsequent years to support ongoing development activities.

Note 15 - Subsequent Events

Subsequent events have been evaluated through September 16, 2026, which represents the date the financial statements were available to be issued, and no events, other than those discussed below, have occurred through that date that would impact the unaudited, condensed consolidated financial statements.

On June 30, 2026, Brand Engagement Network Inc. (“BEN”) completed its acquisition of 100% of the outstanding equity interests of the Company. The total stated aggregate consideration under the definitive agreement was $19.5 million. For U.S. GAAP accounting purposes, the consideration transferred was measured at its acquisition-date fair value of approximately $13.7 million, consisting of approximately $9.0 million in cash, $4.3 million in the fair value of BEN common stock issued, and $0.4 million of other consideration.

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